UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      July 27, 2005

                          MONARCH CASINO & RESORT, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-22088                  88-0300760
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     1175 W. Moana Lane, Suite 200
            Reno, NEVADA                                          89509
(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)





ITEM 2.02 Results of Operations and Financial Condition

     On July 27, 2005, Monarch Casino & Resort, Inc. (the "Company") issued a press release reporting the Company's financial results for the second quarter ended June 30, 2005. A copy of the press release is attached hereto as
Exhibit 99.1 and incorporated herein by reference.



ITEM 9.01  Financial Statements and Exhibits

     (c) EXHIBITS

         99.1  Text of press release dated July 27, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MONARCH CASINO & RESORT, INC.


Date:    July 28, 2005                 By: /s/ Ben Farahi
                                              -------------------------------
                                       Name:   Ben Farahi
                                       Title:  Chief Financial Officer,
                                               Treasurer and Secretary

                                                                  Exhibit 99.1

                                PRESS RELEASE

           MONARCH CASINO & RESORT, INC. ANNOUNCES RECORD SECOND QUARTER
                   - CASINO REVENUES BEATS ALL-TIME RECORD -

     RENO, NV-July 27, 2005- Monarch Casino & Resort, Inc. (Nasdaq: MCRI) (the "Company"), owner of the Atlantis Casino Resort in Reno, Nevada, today announced record second quarter net income, earnings per share, net revenues and EBITDA (1) and an all-time quarterly Company record casino revenues, but lower hotel revenues, for the three-month period ended June 30, 2005.

     The Company reported net revenues of $35.0 million during the 2005 second quarter, a 6.9% increase from $32.7 million during the same period in 2004. The record net revenues were driven primarily by a 14.7% increase in casino revenues, which reached an all-time Company quarterly record of $24.0 million
during the three months ended June 30, 2005.    Hotel revenues, however,
decreased 10.1% in the second quarter of 2005 compared to the second quarter of 2004, due primarily to the absence of a major bowling tournament in Reno in 2005 and lower than expected second quarter bookings at the adjacent Reno-Sparks Convention Center. Reno traditionally hosts major international and national bowling tournaments that bring thousands of bowlers to Reno and typically generate hotel and other business. Food and beverage revenues remained relatively unchanged at $9.4 million. Based on information provided by the Reno-Sparks Convention and Visitors Authority and advance bookings, the Company anticipates convention business for the remainder of 2005 to meet or exceed that of comparable periods in 2004. Other revenue centers improved 20.6% to $1.1 million during the quarter. The 6.9% increase in net revenues, combined with an increase of only 3.6% in operating costs and expenses, led to a 19.5% increase in income from operations for the three months ended June 30, 2005, as compared to the same period in 2004.

     Net income for the 2005 second quarter was a record $5.2 million, or $0.27 per diluted share, a 19.3% increase from net income of $4.4 million, or $0.23 per diluted share, for the same period a year earlier. EBITDA (1), driven by improved margins, also reached a new second quarter record of $10.3 million, an 8.5% improvement over the $9.5 million EBITDA (1) in the 2004
second quarter.    Excluding depreciation and amortization,  the Company
achieved 35.6% flow through of incremental net revenue to income from operations in the second quarter of 2005.

     When asked about the Company's second quarter performance, John Farahi, Monarch's CEO and Co-Chairman, commented: "We are obviously pleased with our gaming and bottom line results, which continue to improve despite the absence of a major Reno area bowling tournament this year. Additionally, the Reno-Sparks Convention Center next door to our property experienced unexpectedly slow business during the quarter, which impacted not only our hotel occupancy, but also our food and beverage operations."

     Mr. Farahi further commented: "I am proud of our management team for its successful efforts to contain costs while continuing to deliver superior service to our guests. Effective cost controls enabled us to apply more of our free cash flow toward ongoing and continuous upgrades and renovations to our property and continued reduction of our debt." The Company continued to rapidly pay down its outstanding bank debt during the 2005 second quarter to $19.9 million from $32.4 million at 2004 year end and $39.3 at June 30, 2004.

     Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada.
The Atlantis is the closest hotel-casino to, and is directly across the street from, the Reno-Sparks Convention Center. The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet from street level and spanning 160 feet across Virginia Street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company, that is compliant with all casino zoning requirements and is suitable and available for future expansion of the Atlantis facilities and is currently being used by the Company as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge. The tropically-themed Atlantis features approximately 51,000 square feet of high-energy casino space with 38 table games and approximately 1,450 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance, (ii) future convention business, and (iii) the financial benefits that may result from future operations. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Securities and Exchange Commission filings, which are available on the Company's web site.

Contacts: Ben Farahi at (775) 825-3355 or benfarahi@monarchcasino.com
          Karl G. Brokmann at (775) 825-3355 or kbrokmann@monarchcasino.com

   For additional information including artist renditions and photographs, visit Monarch's web site at monarchcasino.com.

(1) "EBITDA" consists of net income plus provision for income taxes, other expenses (income), and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.

                        MONARCH CASINO & RESORT, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                          Three Months Ended            Six Months Ended
                                                June 30,                     June 30,
                                      --------------------------    --------------------------
                                          2005          2004            2005          2004
                                      ------------  ------------    ------------  ------------
Revenues
  Casino............................. $ 24,023,224  $ 20,944,838    $ 44,925,132  $ 40,847,689
  Food and beverage..................    9,404,978     9,440,893      18,431,314    18,266,716
  Hotel..............................    5,783,330     6,434,299      11,371,482    11,952,604
  Other..............................    1,140,419       945,812       2,188,756     1,808,842
                                      ------------  ------------    ------------  ------------
     Gross revenues..................   40,351,951    37,765,842      76,916,684    72,875,851
  Less promotional allowances........   (5,369,564)   (5,051,841)    (10,371,595)   (9,675,872)
                                      ------------  ------------    ------------  ------------
     Net revenues....................   34,982,387    32,714,001      66,545,089    63,199,979
                                      ------------  ------------    ------------  ------------
Operating expenses
  Casino.............................    7,952,246     7,666,678      15,487,093    15,107,349
  Food and beverage..................    4,730,595     4,817,753       9,167,960     9,209,475
  Hotel..............................    1,810,963     1,988,888       3,838,836     4,056,875
  Other..............................      323,418       376,191         645,064       694,654
  Selling, general and
   administrative....................    9,772,874     8,335,670      18,582,167    16,855,076
  Gaming development cost............       56,310            -          260,708            -
  Depreciation and amortization......    2,099,912     2,636,131       4,138,112     5,639,490
                                      ------------  ------------    ------------  ------------
     Total operating expenses........   26,746,318    25,821,311      52,119,940    51,562,919
                                      ------------  ------------    ------------  ------------
     Income from operations..........    8,236,069     6,892,690      14,425,149    11,637,060
                                      ------------  ------------    ------------  ------------
Other expenses
  Interest expense...................     (283,963)     (361,677)       (589,337)     (791,638)
  Stockholder guarantee fee expense..           -             -               -       (136,164)
                                      ------------  ------------    ------------  ------------
     Total other expenses............     (283,963)     (361,677)       (589,337)     (927,802)
                                      ------------  ------------    ------------  ------------
     Income before income taxes......    7,952,106     6,531,013      13,835,812    10,709,258
Provision for income taxes...........    2,758,000     2,179,000       4,788,000     3,599,000
                                      ------------  ------------    ------------  ------------
     Net income...................... $  5,194,106  $  4,352,013    $  9,047,812  $  7,110,258
                                      ============  ============    ============  ============

Earnings per share of common stock
   Net income
    Basic............................ $       0.28  $       0.23    $       0.48  $       0.38
    Diluted.......................... $       0.27  $       0.23    $       0.47  $       0.38

Weighted average number of common
   shares and potential common
   shares outstanding
    Basic..........................     18,834,974    18,745,206      18,825,947    18,717,340
    Diluted........................     19,099,112    18,799,160      19,072,009    18,781,454

                        MONARCH CASINO & RESORT, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS

                                                      June 30,       December 31,
                                                        2005             2004
                                                    -------------    -------------
                                                     (Unaudited)
                      ASSETS

Current assets
  Cash............................................  $  10,457,905    $  11,814,778
  Receivables, net................................      2,860,006        2,959,894
  Federal income tax refund receivable............             -           493,797
  Inventories.....................................      1,411,648        1,452,696
  Prepaid expenses................................      2,597,110        2,346,242
  Deferred income taxes...........................      1,115,719        1,115,719
                                                    -------------    -------------
     Total current assets.........................     18,442,388       20,183,126
                                                    -------------    -------------
Property and equipment
  Land............................................     10,339,530       10,339,530
  Land improvements...............................      3,226,913        3,226,913
  Buildings.......................................     78,955,538       78,955,538
  Building improvements...........................     10,269,844        7,524,680
  Furniture and equipment.........................     65,779,441       65,146,594
  Leasehold improvements..........................      1,346,965        1,346,965
                                                    -------------    -------------
                                                      169,918,231      166,540,220
  Less accumulated depreciation and amortization..    (72,161,153)     (68,791,045)
                                                    -------------    -------------
     Net property and equipment...................     97,757,078       97,749,175
                                                    -------------    -------------
Other assets, net.................................        360,871          406,620
                                                    -------------    -------------
     Total assets.................................  $ 116,560,337    $ 118,338,921
                                                    =============    =============
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt............  $          -     $          -
  Accounts payable................................      7,372,552        5,747,775
  Accrued expenses................................      7,492,380        7,918,299
  Federal income taxes payable....................        260,203               -
                                                    -------------    -------------
     Total current liabilities....................     15,125,135       13,666,074

Long-term debt, less current maturities...........     19,900,000       32,400,000
Deferred income taxes.............................      6,170,506        6,509,505

Commitments and contingencies.....................

Stockholders' equity
  Preferred stock, $.01 par value, 10,000,000
   shares authorized; none issued.................             -                -
  Common stock, $.01 par value, 30,000,000
   shares authorized; 19,072,550 issued;
   18,864,816 outstanding at 06/30/2005,
   18,812,448 outstanding at 12/31/2004...........         95,363           95,363
  Additional paid-in capital......................     17,824,708       17,463,272
  Treasury stock,
   207,734 shares at 06/30/2005, 260,102 shares
   at 12/31/2004, at cost.........................       (762,046)        (954,152)
  Retained earnings...............................     58,206,671       49,158,859
                                                    -------------    -------------
     Total stockholders' equity...................     75,364,696       65,763,342
                                                    -------------    -------------
     Total liabilities and stockholders' equity...  $ 116,560,337    $ 118,338,921
                                                    =============    =============

                        MONARCH CASINO & RESORT, INC.
                  RECONCILIATION OF NET INCOME TO EBITDA (1)


                                       Three Months Ended           Six Months Ended
                                            June 30,                    June 30,
                                     -----------------------     ------------------------
                                        2005        2004            2005         2004
                                     (unaudited) (unaudited)     (unaudited)  (unaudited)
                                     ----------- -----------     -----------  -----------
Net income.........................  $ 5,194,106  $4,352,013     $ 9,047,812   $7,110,258
Adjustments:
  Provision for income taxes.......    2,758,000   2,179,000       4,788,000    3,599,000
  Stockholder guarantee fee expense           -           -               -       136,164
  Interest expense.................      283,963     361,677         589,337      791,638
  Depreciation and amortization....    2,099,912   2,636,131       4,138,112    5,639,490
                                     ----------- -----------     -----------  -----------
EBITDA (1)                           $10,335,981  $9,528,821     $18,563,261  $17,276,550
                                     =========== ===========     ===========  ===========


(1) "EBITDA" consists of net income plus provision for income taxes, other expenses (income), and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.